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                                                                    Exhibit 23.3



                 CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS



        We have issued our report dated January 20, 1997, accompanying the financial statements of Bayard Drilling Technologies, Inc. contained in the
Registration Statement on Form S-1 (Registration No. 333-     ) and Prospectus.
We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Independent Public Accountants".



                                                      GRANT THORNTON LLP


Oklahoma City, Oklahoma
August 27, 1997